Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-226985) and Form F-3 (File Nos. 333--289065, 333-287817 and 333-280051) of Dogness (International) Corporation (the “Company”) of our report dated October 17, 2024 relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 20-F for the year ended June 30, 2025.

We also consent to the reference to our firm under the heading “Experts” in those Registration Statements

/s/ Audit Alliance LLP

Singapore

October 17, 2025